As filed with the Securities and Exchange Commission
                        on December 23, 1996
                                               File No. 33-________
====================================================================
                      Washington, D.C.  20549
                              FORM S-8
      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          HEMACARE CORPORATION
          ------------------------------------------------------
          (Exact Name of Registrant as specified in its Charter)

         California                                       95-3280412
-------------------------------                         ---------------
(State or other jurisdiction of                         (IRS Employer
incorporation or organization)                          Identification No.)

4954 Van Nuys Boulevard, Sherman Oaks, California              91403
-------------------------------------------------          ------------
   (Address of Principal Executive Offices)                 (Zip Code)


                HemaCare Corporation 1996 Stock Incentive Plan
                ----------------------------------------------
                          (Full Title of the Plan)

                             HAL I. LIEBERMAN
             4954 Van Nuys Boulevard, Sherman Oaks, California  91403
           ------------------------------------------------------------
                  (Name and Address of Agent for Service)

                                  (818) 986-3883
           ------------------------------------------------------------
           (Telephone Number, including Area Code, of Agent for Service)

                    Please send copies of all correspondence to:

                           GORDON R. KANOFSKY, ESQ.
                  Sanders, Barnet, Goldman, Simons & Mosk
                        A Professional Corporation
                   1901 Avenue of the Stars, Suite 850
                   Los Angeles, California  90067-6078
                              (310) 551-8407

                     CALCULATION OF REGISTRATION FEE

=============================================================================================
Title of                                 Proposed Maximum    Proposed Maximum    Amount of
Securities to be       Amount to be      Offering Price      Aggregate Offering  Registration
Registered             Registered        per Share           Price               Fee
---------------------------------------------------------------------------------------------
Common Stock,          750,000 shares    $2.75 (2)           $ 2,062,500         $ 625.00
without par value          (1)
=============================================================================================

(1) Includes an indeterminable number of shares which may be issued as a result of anti-dilution provisions set forth in the stock incentive plan to which this Registration Statement relates.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based upon the last sale price for the Registrant's Common Stock as reported on the Nasdaq SmallCap Market on December 20, 1996.

                          EXPLANATORY NOTE

        This Registration Statement relates to up to 750,000 shares of common stock that may be issued pursuant to awards of stock options and restricted stock that may be made under the HemaCare Corporation 1996 Stock Incentive Plan, as amended and restated through September 17, 1996. The maximum number of shares of common stock issuable is subject to adjustment as a result of certain anti-dilution provisions in such plan.

                               PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents By Reference.
-------     ----------------------------------------

        There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

       (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as amended by Form 10-K/A, including the portions of the Registrant's definitive proxy statement, dated April 22, 1996, for its 1996 Annual Meeting of Shareholders incorporated by reference into such Annual Report, as such definitive proxy statement was modified by the Registrant's definitive supplement to proxy statement, dated June 14, 1996, each of which have been filed by the Registrant with the Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

       (b) the Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1996, June 30, 1996 and September 30, 1996, filed with the Commission pursuant to
           Section 13(a) of the Exchange Act;

       (c) the Registrant's Current Reports on Form 8-K dated
           July 19, 1996 and August 19, 1996, filed with the Commission pursuant to Section 13(a) of the Exchange Act; and

       (d) the description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A, dated December 5, 1986, filed with the Commission pursuant to Section 12 of the Exchange Act, and any amendment or report filed with the Commission for the purpose of updating such description.

        All documents filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have

                                II-2
<Page 3>

been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities.
-------     --------------------------

            Not Applicable.

Item 5.     Interests of Named Experts and Counsel.
-------     ---------------------------------------

            Not Applicable.

Item 6.     Indemnification of Directors and Officers.
-------     ------------------------------------------

        Under Article III, Section 16 of its Bylaws, the Registrant is required to indemnify its directors and officers against expenses and other liabilities if such person acted in good faith and for a purpose he or she reasonably believed to be in the best interests of the Registrant, including actions threatened, pending or completed by or in the right of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that if the action or proceeding is by or in the right of the Registrant, indemnification shall not be made (i) in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant in the performance of his or her duty to the Registrant or (ii) if the claim is settled or otherwise disposed of without court approval. Under Section 317 of the General Corporation Law of the State of California (the "California GCL"), to the extent that an officer or director of the Registrant is successful on the merits in the defense of an action, the Registrant must indemnify such person for his or her actual and reasonable expenses incurred in connection with such defense.

        Under Section 317 of the California GCL and Article III,
Section 16 of the Registrant's Bylaws, the Registrant may advance expenses of an indemnifiable person in defending an action; provided that such advancement of expenses may be made only if the person provides an undertaking to reimburse the Registrant if it is ultimately determined that the person is not entitled to be indemnified against such expenses.

        Additionally, Article Five of the Registrant's Articles of Incorporation provide that directors shall not be personally liable to the Registrant or its shareholders for monetary damages for breach of their fiduciary duty of care as directors to the fullest extent that such exclusion of liability is permissible under California law.

        Section 317 of the California GCL empowers the Registrant to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against or incurred by such persons in such capacities or arising out of such status, whether or not the Registrant would have the power to indemnify such persons against that liability under the California GCL. The Registrant has a contract for insurance coverage under which its directors and officers (as well as the Registrant) are indemnified under certain circumstances with respect to litigation and other costs and liabilities arising out of actual or alleged misconduct of such directors and officers.

        Section 13.4 of the stock incentive plan to which this Registration Statement related requires the Registrant to indemnify its directors and officers to the maximum extent permitted by law against liabilities in respect of any action, determination or interpretation taken or made with respect to such plan.

        The above-described provisions relating to the indemnification of directors and officers are sufficiently broad to permit the indemnification of such persons in certain circumstances against liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1993, as amended (the "Securities Act").

Item 7.     Exemption From Registration Claimed.
-------     ------------------------------------

            Not Applicable.

Item 8.     Exhibits.
-------     ---------

            5.1 Opinion of Sanders, Barnet, Goldman, Simons & Mosk, A Professional Corporation.

           23.1     Consent of Arthur Andersen LLP.

           23.2 Consent of Sanders, Barnet, Goldman, Simons & Mosk, A Professional Corporation (contained in Exhibit 5.1).

           24.1     Power of Attorney (see page S-1).

Item 9.     Undertakings.
-------     -------------

        (a)    The undersigned Registrant hereby undertakes:

               (1) To file during any period in which offers and sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; or (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (a)(1)(i) and
                         (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or
                         Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sherman Oaks, State of California, on the 23rd day of December 1996.

                              HEMACARE CORPORATION

                              By:   /s/ HAL I. LIEBERMAN
                                  -------------------------
                                  Hal I. Lieberman
                                  President and Chief Executive Officer

                  POWER OF ATTORNEY AND SIGNATURES
                  --------------------------------

        Each person whose signature appears below constitutes and appoints Hal I. Lieberman and Sharon C. Kaiser, or either of them, jointly and severally, his/her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to do any and all things and to execute any and all instruments which said attorneys-in-fact and agents deem necessary or advisable to enable HemaCare Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof in connection with this Registration Statement to the same extent that he/she could do in person, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his/her name on any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits to, and other documents in connection with, this Registration Statement with the Securities and Exchange Commission.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                        Title                           Date
-----------------------        ------------------------       ----------------

/s/ GLENN W. BARTLETT
------------------------       Chairman of the Board          December 23, 1996
Glenn W. Bartlett, Ph.D           of Director

/s/ HAL I. LIEBERMAN           President, Chief Executive     December 23, 1996
------------------------       Officer and Director
Hal I. Lieberman               (principal executive officer)




/s/ SHARON C. KAISER           Chief Financial Officer        December 23, 1996
------------------------       and Director (principal
Sharon C. Kaiser               financial and accounting
                               officer)

/s/ JON B. VICTOR
------------------------        Director                      December 23, 1996
Jon B. Victor

                                 EXHIBIT INDEX

No.            Description of Exhibit               Method of Filing
----           ----------------------               ----------------

 5.1           Opinion of Sanders, Barnet,          Filed electronically herewith
               Goldman, Simons & Mosk, A
               Professional Corporation

23.1           Consent of Arthur Andersen LLP       Filed electronically herewith

23.2           Consent of Sanders, Barnet,
               Goldman, Simons & Mosk, A
               Professional Corporation             Contained in Exhibit 5.1

24.1           Power of Attorney (see page          Filed electronically herewith
                S-1)